UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2014

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

611 E. Sherman Ave., Coeur d’Alene, Idaho 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2014, Jayhawk Energy, Inc. (“Jayhawk” or “Company”) entered into a Farmout Agreement (the “Agreement”), with Vast Petroleum Corporation, a Nevada Corporation.   Jayhawk currently is the owner of all of the working interest in and to certain oil and gas leases as described in Exhibit A to the Agreement (attached hereto as exhibit 10.2).  Jayhawk owns certain wells, personal property, equipment, fixtures and improvements either currently located on the leases or are used or useable in connection with oil and gas exploration, production, processing, gathering and transportation activities on the leased properties.  Jayhawk Gas Transportation Company, a wholly-owned subsidiary of Jayhawk Energy, Inc., also owns a pipeline and related gathering systems on the leased properties.  These properties and leases are collectively referred to as the “Farmout Area”.

Under the terms of the Agreement, Vast shall reinstate production of natural gas from one or more of the leases, within one year after the execution of the Agreement.  Once actual production of natural gas is reinstated from one or more leases, Vast shall have earned 50% interest in the Farmout Area, subject to certain terms and conditions as set forth in the Agreement.  Vast also agrees to evaluate, prospect and study the leases to determine whether oil exists in commercially viable quantities and, if so, to drill test wells upon the leases until the sooner of (1) the completion of twenty (20) test wells or (2) Vast discovers that it would be imprudent to drill any additional wells upon the leases.

Under the terms of the Agreement, Vast shall be assigned all operational rights with respect to the leases and shall operate the leases pursuant to the terms of the Joint Operating Agreement (attached hereto as exhibit 10.3), executed April 18, 2014, (the “JOA”).  Vast shall incur all costs associated with the performance of the development requirements as set forth in the Agreement.  Once development requirements have been performed by vast, all parties to the Agreement will be responsible for their respective share of all development and operating expenses.  All revenue attributable to the working interest in the leases generated from the sale of oil or gas produced from the leases shall be paid as set forth in the Agreement.

Item 9.01 Financial Statements and Exhibits

10.1

Farmout Agreement

10.2

Exhibit A to Farmout Agreement

10.3

Joint Operating Agreement (Exhibit B to Farmout Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: April 24, 2014	By:	/s/ Kelly J. Stopher_________
Name: Kelly J. Stopher Title: CFO, CEO, President